AMPER, POLITZINER & MATTIA,LLP
                      CERTIFIED PUBLIC ACCOUNTANTS
                      and CONSULTANTS

                                                     6 EAST 43RD STREET
                                                NEW YORK, NY 10017-4650

                                                     PHONE:212.682.1600
                                                         FAX:212.682.1661

August 31, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Zanett, Inc.'s statements included under Item 4.01 on its Form 8-K/A filed on August 31, 2010, and agree with such statements concerning our firm.

/s/ Amper, Politziner & Mattia, LLP

NEW JERSEY: BRIDGEWATER | EDISON | HACKENSACK | PRINCETON | WALL
NEW YORK: NEW YORK | WESTCHESTER
PENNSYLVANIA: PHILADELPHIA